Exhibit 99.1

   Cimarex Energy Announces First-Quarter 2004 Earnings of $0.70 Per Share

    DENVER, May 4 /PRNewswire-FirstCall/ -- Cimarex Energy Co. (NYSE: XEC) today reported first-quarter 2004 net income of $29.9 million, or $0.70 per diluted share. This compares to first-quarter 2003 earnings before cumulative effect of a change in accounting principle of $31.1 million, or $0.74 per diluted share.
    Revenues from oil and gas sales in the first quarter of 2004 were $95.5 million, compared to $91.2 million in the same period of 2003. Cash flow from operations for the first quarter of 2004 was $69.5 million, versus $65.6 million in the same period of 2003.(1) First-quarter 2004 financial results were positively impacted by a 15 percent increase in gas production volumes, and a 12 percent increase in oil prices. These increases were offset by the effect of average realized gas prices dropping from $5.86 per Mcf for the first quarter of 2003 to $5.26 per Mcf for the three months ended March 31, 2004. Also, daily oil volumes dropped slightly between the two periods due to natural declines, falling from 7,212 barrels to 6,886 barrels.
    Total daily production volumes averaged 196.6 million cubic feet (MMcf) equivalent during the first quarter of 2004 versus 178.8 MMcf equivalent a year earlier. The increase is attributable to positive drilling results during 2003 and the first quarter of 2004. First-quarter 2004 production rose five percent from 186.7 MMcf equivalent per day in the fourth quarter of 2003. The accompanying tables detail quarterly volumes and prices.
    Other revenues of $3.6 million for the first quarter of 2004 include
$3.0 million ($0.04 per diluted share, net of tax) of litigation settlements for which we were plaintiffs.
    Higher expenses were realized during the first three months of 2004 compared to the first quarter of 2003, resulting from the growth in the number of properties we manage, rising field operating costs and higher costs associated with exploration and development.
    Exploration and development expenditures during the first quarter of 2004 totaled $68.6 million, up from $27.0 million for the first quarter 2003. Increased capital expenditures reflect expansion of our drilling program. In the first quarter of 2004, we participated in drilling 44 gross wells, with an overall success rate of 86 percent. On a net basis, 18 of 22 wells drilled during the first quarter were successful.

    (1) Cash Flow from Operations is a non-GAAP financial measure that represents "Net Cash Provided By Operating Activities" adjusted for the change in operating assets and liabilities. See below for a reconciliation of the related amounts.

    Conference call and web cast
    A conference call with management has been scheduled for 11 a.m. Mountain Time (1 p.m. Eastern), Tuesday, May 4, 2004. Interested parties may access the call by dialing (888) 858-4710 and requesting the Cimarex Energy Co. teleconference. In addition, a listen-only web cast of the call will be provided at www.cimarex.com. Please go to the website at least ten minutes early to register and to download any necessary audio software. If you are unable to participate in the live broadcast of the call, an audio replay will be available by dialing (877) 519-4471 and entering conference code 4713923.

    Cimarex Energy Co. is an independent oil and gas exploration and production company with operations focused in the Mid-Continent and Gulf Coast regions of the U.S.

    This news release may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company's current view with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the Company's annual report on Form 10-K filed for the year ended December 31, 2003.


     PRICE AND PRODUCTION DATA

                                                 For the Three Months Ended
                                                         March 31,
                                               -----------------------------
                                                  2004                2003
                                               ----------         ----------
     Gas Production:
      Total production -- Mcf                  14,130,125         12,196,911
      Gas volume -- Mcf per day                   155,276            135,521
      Gas price -- per Mcf                          $5.26              $5.86

     Oil Production (including NGL):
      Total production -- barrels                 626,617            649,121
      Oil volume -- barrels per day                 6,886              7,212
      Oil price -- per barrel                      $33.80             $30.31

     CAPITALIZED COSTS INCURRED

                                                 For the Three Months Ended
                                                         March 31,
                                               -----------------------------
                                                  2004                2003
                                               ----------         ----------
                                                       (in thousands)

     Acquisitions of proved properties                $9                $576
     Exploration and development                  68,619              27,014
                                                 -------             -------
       Oil and gas expenditures                   68,628              27,590
     Sale proceeds                                   (35)                 --
                                                 -------             -------
                                                 $68,593             $27,590
                                                 =======             =======

     RECONCILIATION OF CASH FLOW FROM OPERATIONS

                                                 For the Three Months Ended
                                                         March 31,
                                               -----------------------------
                                                  2004                2003
                                               ----------         ----------
                                                       (in thousands)

     Net cash provided by operating activities   $63,047             $53,833
       Increase (decrease) in operating assets
        and liabilities                            6,405              11,722
                                                 -------             -------
     Cash flow from operations                   $69,452             $65,555
                                                 =======             =======

     Management believes that the non-GAAP measure of cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the company's ability to fund its capital program. It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.


     INCOME STATEMENTS (unaudited)

                                                 For the Three Months Ended
                                                         March 31,
                                               -----------------------------
                                                  2004                2003
                                               ----------         ----------
                                           (In thousands, except per share data)
     Revenues:
       Gas sales                                 $74,332             $71,489
       Oil sales                                  21,178              19,672
       Marketing sales                            36,761              45,407
       Other                                       3,648                  (9)
                                                 -------             -------
                                                 135,919             136,559
                                                 -------             -------
     Costs and expenses:
       Depreciation, depletion and amortization   26,338              21,117
       Asset retirement obligation accretion         290                 241
       Marketing purchases                        36,300              44,993
       Transportation                              2,355               1,259
       Production                                  9,469               6,988
       Taxes other than income                     8,365               7,171
       General and administrative                  4,509               4,067
       Stock compensation                            468                 466
       Financing costs --
        Interest expense                             296                 422
        Capitalized interest                          --                (265)
        Interest income                              (87)                (29)
                                                 -------             -------
                                                  88,303              86,430
                                                 -------             -------
     Income before income tax expense and
      cumulative effect of a change in
      accounting principle                        47,616              50,129
     Income tax expense                           17,751              18,986
                                                 -------             -------
     Income before cumulative effect of
      a change in accounting principle            29,865              31,143
     Cumulative effect of a change in
      accounting principle, net of tax               --                1,605
                                                 -------             -------
     Net income                                  $29,865             $32,748
                                                 =======             =======

     Earnings per share:
       Basic --
        Income before cumulative effect of a
         change in accounting principle            $0.72               $0.75
        Cumulative effect of a change in
         accounting principle, net of tax             --                0.04
                                                 -------             -------
        Net income                                 $0.72               $0.79
                                                 =======             =======
       Diluted --
        Income before cumulative effect of
         change in accounting principle            $0.70               $0.74
        Cumulative effect of change in
         accounting principle, net of tax             --                0.04
                                                 -------             -------
        Net income                                 $0.70               $0.78
                                                 =======             =======
      Weighted average shares outstanding:
       Basic                                      41,305              41,479
                                                 =======             =======
       Diluted                                    42,615              42,027
                                                 =======             =======

     CASH FLOW STATEMENTS (unaudited)

                                                 For the Three Months Ended
                                                         March 31,
                                               -----------------------------
                                                  2004                2003
                                               ----------         ----------
                                                       (In thousands)

     Cash flows from operating activities:
      Net income                                 $29,865             $32,748
      Adjustment to reconcile net income
       to net cash provided by
       operating activities:
         Depreciation, depletion and
          amortization                            26,338              21,117
         Deferred income taxes                    10,924              12,136
         Cumulative effect of a change in
          accounting principle, net of tax            --              (1,605)
         Asset retirement obligation accretion       290                 241
         Amortization of restricted
          stock compensation                         468                 466
         Income tax benefit related to
          stock options exercised                  1,576                 257
         Other                                        (9)                195
      Changes in operating assets
       and liabilities:
         Increase in accounts receivable         (13,435)            (15,460)
         Increase in inventories                  (2,677)             (1,016)
        (Increase) decrease in other
          current assets                           1,837                (964)
         Increase in accounts and
          revenue payable                          9,354                 277
         Increase (decrease) in accrued
          liabilities                             (1,511)              5,414
         Increase in other liabilities                27                  27
                                                 -------             -------
           Net cash provided by
            operating activities                  63,047              53,833
                                                 -------             -------
     Cash flows from investing activities:
       Oil and gas expenditures                  (67,376)            (24,769)
       Acquisition of oil and gas
        properties                                    (9)               (576)
       Proceeds from sale of assets                  113                  47
       Other capital expenditures                 (1,952)             (5,210)
                                                 -------             -------
           Net cash used in investing
            activities                           (69,224)            (30,508)
                                                 -------             -------
     Cash flows from financing activities:
       Payments on long-term debt, net                --             (27,000)
       Common stock reacquired and retired          (121)                 (1)
       Proceeds from issuance of common stock      4,371                 938
                                                 -------             -------
           Net cash provided by (used in)
            financing activities                   4,250             (26,063)
                                                 -------             -------
     Net change in cash and cash equivalents      (1,927)             (2,738)
     Cash and cash equivalents at
      beginning of period                         40,420              22,327
                                                 -------             -------
     Cash and cash equivalents at end of
      period                                     $38,493             $19,589
                                                 =======             =======

     BALANCE SHEETS (Unaudited)

                                                  March 31,      December 31,
               Assets                               2004             2003
                                                 ----------      ------------
                                              (In thousands, except share data)
     Current assets:
       Cash and cash equivalents                  $38,493           $40,420
       Receivables, net                            81,767            68,293
       Inventories                                  9,377             6,700
       Deferred income taxes                        1,557             1,631
       Other current assets                         4,323             6,160
                                                ---------         ---------
         Total current assets                     135,517           123,204
                                                ---------         ---------
     Oil and gas properties at cost, using
      the full cost method of accounting:
       Proved properties                        1,386,258         1,331,095
       Unproved properties and properties
       under development, not being amortized      53,410            39,370
                                                ---------         ---------
                                                1,439,668         1,370,465
       Less -- accumulated depreciation,
        depletion and amortization               (771,743)         (746,161)
                                                ---------         ---------
         Net oil and gas properties               667,925           624,304
                                                ---------         ---------
     Fixed assets, net                             13,256            12,092
     Goodwill                                      44,967            44,967
     Other assets, net                                865               941
                                                ---------         ---------
                                                 $862,530          $805,508
                                                =========         =========
       Liabilities and Stockholders' Equity

     Current liabilities:
       Accounts payable                           $22,208           $18,394
       Accrued liabilities                         49,556            48,339
       Revenue payable                             24,316            18,776
                                                ---------         ---------
         Total current liabilities                 96,080            85,509
                                                ---------         ---------
     Deferred income taxes                        164,568           155,293
                                                ---------         ---------
     Other liabilities                             31,147            29,966
                                                ---------         ---------
     Stockholders' equity:
       Preferred stock, $0.01 par value,
        15,000,000 shares authorized,
        no shares issued                               --                --
       Common stock, $0.01 par value,
        100,000,000 shares authorized,
        41,370,235 and 41,063,653 shares
        issued and outstanding, respectively          413               411
       Paid-in capital                            243,254           237,430
       Unearned compensation                       (9,236)           (9,540)
       Retained earnings                          336,304           306,439
                                                ---------         ---------
                                                  570,735           534,740
                                                ---------         ---------
                                                 $862,530          $805,508
                                                =========         =========

SOURCE  Cimarex Energy Co.
    -0-                             05/04/2004
    /CONTACT:  Paul Korus of Cimarex Energy Co., +1-303-295-3995/
    /Web site:  http://www.cimarex.com /
    (XEC)

CO:  Cimarex Energy Co.
ST:  Colorado
IN:  OIL
SU:  CCA ERN